Exhibit 23.1


  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We  consent to the reference to our firm under the
captions  "Selected  Consolidated Financial  Data"  and
"Experts" in the Registration Statement (Form S-4)  and
related  Prospectus  of  Kohl's  Corporation  for   the
registration of $200,000,000 of 7.25% Debentures and to
the  incorporation by reference therein of  our  report
dated  March 5, 1999, except for Note 12 for which  the
date   is   March  18,  1999,  with  respect   to   the
consolidated  financial  statements  and  schedule   of
Kohl's Corporation included in its Annual Report  (Form
10-K) for the year ended January 30, 1999, filed with the Securities and Exchange Commission.


                                   /s/ Ernst & Young LLP

                                   ERNST & YOUNG LLP



Milwaukee, Wisconsin
July 14, 1999